Exhibit 3.1

	Filed in the Office of	Business Number
C23576-2000
Filing Number
20255214368
FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Secretary of State State Of Nevada	Filed On
10/1/2025 10:50:00 AM
Number of Pages
14

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:
Janel Corporation

	Entity or Nevada Business Identification Number (NVID):	NV20001405510

2. Restated or	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
Amended and Restated Articles:	☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors
(Select one)	adopted on:
(If amending and	The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
restating only, complete	☐ Amended and Restated Articles
section 1, 2, 3, 5 and 6)	* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)     ☐       incorporators     ☐      board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
74.27%
Or ☐ No action by stockholders is required, name change only.
☐ Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
☐ The entity name has been amended.	☐ Dissolution
☐ The purpose of the entity has been amended.	☐ Merger
☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)
4. Effective Date and Time: (Optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect:
☐ The entity name has been amended.
☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☒ Articles have been added.
☐ Articles have been deleted.
☐ Other.
The articles have been amended as follows: (provide article numbers, if available)
Adding Article 12 attached hereto.
(attach additional page(s) if necessary)

6. Signature: (Required)
	X	/s/	Chief Executive Officer
		Signature of Officer or Authorized Signer	Title

	X	/s/	Chief Financial Officer
		Signature of Officer or Authorized Signer	Title
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 9/1/2023

ARTICLE 12: PROTECTION OF TAX BENEFITS.

(a) The following capitalized terms have the following meanings when used in this Article 12 with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):

(i)            “Agent” has the meaning set forth in Article 12(e).

(ii)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(iii)         “Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, member or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

(iv)          “Code” means the Internal Revenue Code of 1986, as amended.

(v)           “Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of units of Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Units”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”

(vi)         “Effective Date” means the date the certificate of amendment seeking to add this Article 12 to the Corporation’s Amended and Restated Articles of Incorporation is filed with the Nevada Secretary of State, pursuant to NRS 78.385 and 78.390.

(vii)         “Equity Instrument” means each of (A) any Stock of the Corporation and (B) any warrant, right, or option (including, but not limited to, any option within the meaning Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382-4(d)(9)) to purchase Stock of the Corporation.

(viii)     “Excess Security” means any Equity Instrument that, in whole or in part and/or together with one or more other Equity Instruments, gives rise to or is otherwise the subject of (or, but for the application of this Article 12, would give rise to or otherwise would be the subject of) a Prohibited Transfer. If an Equity Instrument becomes an Excess Security, in whole or in part, as a result of a Person’s Percentage Subsidiary Ownership in a Subsidiary, such Equity Instrument shall remain and continue to be treated as an Excess Security, without regard to any concurrent or subsequent reduction in such Person’s Percentage Subsidiary Ownership of the Subsidiary.

(ix)         “Expiration Date” means the earliest of (A) the start of business on December 31, 2028, (B) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article 12 is no longer necessary or desirable for the preservation of any Tax Benefits, (C) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (D) such date as the Board of Directors shall fix in accordance with Article 12(m).

(x)           “Grandfathered Owner” means any Person, together with all of its Affiliates and Associates, whose Percentage Ownership, as of the Effective Date, equals or exceeds the applicable Ownership Limit due to the application of the proviso in Article 12(a)(xxv). A Person shall cease to be a “Grandfathered Owner” if and when (1) such Person’s Percentage Ownership falls below the Ownership Limit; or (2) such Person increases or decreases its Percentage Ownership. For the avoidance of doubt, a Person shall not be a Grandfathered Owner if such Person’s Percentage Ownership, as determined solely by the direct, indirect and constructive ownership provisions of Section 382 of the Code and the Treasury Regulations thereunder, equals or exceeds the applicable Ownership Limit as of the Effective Date.

(xi)       “Grandfathered Subsidiary Owner” means any Person, together with all of its Affiliates and Associates, whose Percentage Subsidiary Ownership, as of the Effective Date, equals or exceeds the applicable Ownership Limit due to the application of the proviso in Article 12(a)(xxv). A Person shall cease to be a “Grandfathered Subsidiary Owner” if and when (1) such Person’s Percentage Subsidiary Ownership falls below the Ownership Limit; or (2) such Person increases or decreases its Percentage Subsidiary Ownership. For the avoidance of doubt, a Person shall not be a Grandfathered Subsidiary Owner if such Person’s Percentage Subsidiary Ownership, as determined solely by the direct, indirect and constructive ownership provisions of Section 382 of the Code and the Treasury Regulations thereunder, equals or exceeds the applicable Ownership Limit as of the Effective Date.

(xii)         “NRS” means the Nevada Revised Statutes.

(xiii)       “Ownership Limit” means, as determined with respect to a Person from time to time, (A) in the case of a Subsidiary, 5% of all interests that are treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) and (B) in the case of the Corporation, 5%, or, if and for so long as such Person has any Percentage Subsidiary Ownership (as determined from time to time) in any Subsidiary, such lesser percentage such that, after taking into account such Person’s Percentage Subsidiary Ownership of any Subsidiary, such Person would not be a Prohibited Subsidiary Owner with respect to any Subsidiary.

(xiv)        “Percentage Ownership” means, as determined with respect to the Corporation from time to time, the Stock Ownership of any Person in the Corporation, as determined to yield the maximum percentage under Section 382 of the Code and Treasury Regulations issued thereunder (including, but not limited to, Treas. Regs. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4) and any other applicable administrative or judicial authority, all as may be amended from time to time.

(xv)     “Percentage Subsidiary Ownership” means, as determined with respect to any Subsidiary from time to time, the Stock Ownership of any Person in the Subsidiary, as determined to yield the maximum percentage under Section 382 of the Code and Treasury Regulations issued thereunder (including, but not limited to, Treas. Regs. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4) and any other applicable administrative or judicial authority, all as may be amended from time to time.

(xvi)    “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or any group of any of the foregoing having a formal or informal understanding among themselves to make a “coordinated acquisition” of Equity Instruments, Stock of a Subsidiary or Stock of the Corporation within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1) and any successor (by merger or otherwise) of any such entity or group.

(xvii)    “Prohibited Distributions” means any and all distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(xviii)     “Prohibited Owner” means, in the case of the Corporation, a Person whose Percentage Ownership, as a result of any Transfer, equals or exceeds or, but for the application of this Article 12, would equal or exceed the Ownership Limit applicable to the Corporation in the case of such Person, but shall not include any Grandfathered Owner.

(xix)        “Prohibited Subsidiary Owner” means, in the case of any Subsidiary, a Person whose Percentage Subsidiary Ownership, as a result of any Transfer, equals or exceeds or, but for the application of this Article 12, would equal or exceed the Ownership Limit applicable to the Subsidiary in the case of such Person, but shall not include any Grandfathered Subsidiary Owner.

(xx)        “Prohibited Transfer” means any Transfer or purported Transfer of Equity Instruments to the extent that such Transfer is or would be prohibited and/or void under this Article 12.

(xxi)        “Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T(f)(13).

(xxii)       “Purported Transferee” has the meaning set forth in Article 12(d).

(xxiii)      “Remedial Holder” has the meaning set forth in Article 12(g).

(xxiv)    “Stock” means (A) in the case of any Subsidiary, any interest that would be treated as “stock” of a Subsidiary pursuant to Treas. Reg. § 1.382-2T(f)(18) and any interest that would be treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) and (B) in the case of the Corporation, any Equity Instrument or other interest in the Corporation that would be treated as “stock” of the Corporation pursuant to Treas. Reg. § 1.382-2T(f)(18) and any interest that would be treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) had such Equity Instrument or other interest been originally issued by the Corporation.

(xxv)      “Stock Ownership” means any direct or indirect ownership of Stock of the Corporation or of any Subsidiary, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder, provided that in the event that such Person, or any Associate or Affiliate of such Person, is a Receiving Party to any Derivatives Contract with respect to Stock (without regard to any short or similar position under the same or any other Derivatives Contract), such Person shall be treated as owning an amount of Stock equal to the number of Notional Units with respect to such Derivatives Contract.

(xxvi)     “Subsidiary” means, as determined from time to time, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes in which the Corporation has any Stock Ownership, regardless of whether such corporation or other entity has Tax Benefits.

(xxvii)   “Tax Benefits” means, as may be determined with respect to any Subsidiary from time to time, the net operating loss carryforwards, Section 163(j) of the Code interest limitation carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of such Subsidiary, as well as any loss or deduction attributable to a “recognized unrealized built-in loss”, each within the meaning of Section 382 of the Code.

(xxviii)   “Transfer” means (A) whether direct or indirect, any transfer, sale, assignment, issuance, redemption, gift, bequest, pledge, lien, mortgage or other encumbrance or disposition (irrespective of whether any of the foregoing is effected voluntarily, by operation of law or otherwise, or whether inter vivos or upon death) of an Equity Instrument (including, but not limited to, Stock that is an Excess Security), or (B) any other event, occurrence, action or circumstance taken or caused by a Person (other than the Corporation or a Subsidiary) that alters the Percentage Ownership or Percentage Subsidiary Ownership of any Person. A Transfer also shall include (1) entering into a Derivatives Contract or (2) the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Equity Instruments by the Corporation (unless such creation or grant of an option by the Corporation is treated as the issuance of Stock pursuant to Treas. Reg. § 1.382-4(d)).

(xxix)       “Transferee” means any transferee in a Transfer.

(xxx)       “Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(b) From and after the Effective Date of this Article 12:

(i) Any Transfer or attempted Transfer with respect to an Equity Instrument prior to the Expiration Date and any Transfer or attempted Transfer with respect to an Equity Instrument pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and shall be void ab initio if and to the extent that, as a result of such Transfer or attempted Transfer (or any series of related Transfers or attempted Transfers): (A) any Person would become a Prohibited Owner or Prohibited Subsidiary Owner; (B) the Percentage Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Owner would be increased or decreased; or (C) the Percentage Subsidiary Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Subsidiary Owner would be increased or decreased. The prior sentence is not intended to prevent Equity Instruments from being DTC-eligible and shall not preclude the settlement of any transaction in Equity Instruments entered into through the facilities of a national securities exchange; provided, however, that the Equity Instruments and parties involved in such transaction shall remain subject to the provisions of this Article 12 in respect of such transaction. For the avoidance of doubt, “DTC” means the Depository Trust Company.

(ii) Any Derivatives Contract entered into prior to the Expiration Date that constitutes a Transfer or attempted Transfer shall be terminated within three (3) Business Days if and to the extent that, as a result of such Transfer or attempted Transfer (or any series of related Transfers or attempted Transfers): (A) any Person would become a Prohibited Owner or Prohibited Subsidiary Owner; (B) the Percentage Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Owner would be increased or decreased; or (C) the Percentage Subsidiary Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Subsidiary Owner would be increased or decreased.

(c) Notwithstanding anything to the contrary herein, the restrictions set forth in Article 12(b) shall not apply to an attempted Transfer that would otherwise be a Prohibited Transfer if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof.

As a condition to granting its approval pursuant to this Article 12(c), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of any Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on such Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Equity Instruments acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article 12 through the Corporation’s duly authorized officers or agents. Nothing in this Article 12(c) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized for any purpose as the owner of any Excess Security or as a stockholder of the Corporation for any purpose in respect of any Excess Security. The Purported Transferee shall not be entitled, with respect to any Excess Security, to any rights of a stockholder of the Corporation, whether liquidating or otherwise, in respect thereof, if any, and ownership of the Excess Security shall be deemed to remain with the transferor unless and until the Excess Security is transferred to the Agent pursuant to Article 12(e) or until an approval is obtained under Article 12(c). After an Equity Instrument that is an Excess Security shall have been acquired in a Transfer that is not a Prohibited Transfer, the Equity Instrument shall cease to be an Excess Security. For this purpose, any Transfer of an Excess Security not in accordance with the provisions of this Article 12(d) or Article 12(e) shall also be a Prohibited Transfer.

(e) If the Board of Directors determines that a transaction involving any Equity Instrument constitutes a Prohibited Transfer (or would, but for the application of this Article 12, constitute a Prohibited Transfer), then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of any and all Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Equity Instruments or otherwise would adversely affect the value of the Equity Instruments. If a Purported Transferee has resold any Excess Security before receiving the Corporation’s demand to surrender the Excess Security to the Agent, the Purported Transferee shall be deemed to have sold the Excess Security for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 12(f) if the Agent rather than the Purported Transferee had resold the Excess Security. Any Equity Instrument purchased by the Corporation pursuant to this Article 12(e) shall no longer constitute issued and outstanding Stock of the Corporation unless and until such Equity Instrument is reissued by the Corporation.

(f) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such Excess Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Article 12(f). In no event shall the proceeds of any sale of Excess Securities pursuant to this Article 12(f) inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g) In the event of any Transfer that does not involve a Transfer of an Equity Instrument within the meaning of Nevada law but that would cause a Person to violate this Article 12 (including, but not limited to, the acquisition of Stock of any Subsidiary or any other transaction that increases the Percentage Ownership or Percentage Subsidiary Ownership of any Person), the application of Article 12(e) and Article 12(f) shall be modified as described in this Article 12(g). In such case, such Person (such Person, together with any other Person whose Stock Ownership is attributed to such Person, a “Remedial Holder”) shall be deemed to have disposed (simultaneously with the Transfer giving rise to the application of this Article 12(g)) of and shall be required to dispose of sufficient Equity Instruments (which Equity Instruments shall be disposed of in the inverse order in which they were acquired) to cause such Person, following such disposition, not to be in violation of this Article 12 and such Equity Instruments shall be treated as Excess Securities. Any Equity Instrument treated as an Excess Security under this Article 12(g) shall be disposed of through the Agent as provided in Article 12(e) and Article 12(f), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to any such Excess Security, to any rights of a stockholder of the Corporation, including, without limitation, the right to vote such Excess Security, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Security shall be paid out of any amounts due such Person or such other Person. The purpose of this Article 12(g) is to extend the restrictions in Article 12(b) and Article 12(e) to situations in which a Prohibited Transaction would have otherwise occurred if there had been a direct Transfer of Equity Instruments, and this Article 12(g), along with the other provisions of this Article 12, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Equity Instruments.

(h) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Article 12(e), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Article 12(h) shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article 12 being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act to constitute a waiver or loss of any right of the Corporation under this Article 12. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article 12.

(i) To the fullest extent permitted by law, any stockholder of the Corporation subject to the provisions of this Article 12 who knowingly violates the provisions of this Article 12 and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, a Subsidiary’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(j) In addition to any other condition that may be imposed under these Amended and Restated Articles of Incorporation with respect to the validity, effectiveness, registration and/or recognition of the ownership of or a Transfer (other than a Prohibited Transfer) with respect to any Equity Instrument or Derivatives Contract (including, but not limited to, the right to exercise any voting or other right under or receive distributions with respect to any Equity Instrument), the Corporation may require each stockholder of the Corporation, any proposed Transferee of an Equity Instrument or Derivatives Contract, any Person who is a beneficial, legal or record holder of an Equity Instrument or Derivatives Contract and any Person controlling, controlled by or under common control with any of the foregoing, to provide information relating to the direct or indirect ownership interest of any Equity Instrument or Derivatives Contract, compliance with this Article 12 and/or the status of the Tax Benefits of any Subsidiary. The Corporation may make such arrangements or issue such instructions to its transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article 12, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee of an Equity Instrument or Derivatives Contract regarding such Person’s actual and constructive ownership of Equity Instruments or Derivatives Contracts and other evidence that a Transfer will not be prohibited by this Article 12 as a condition to registering any transfer.

(k) Each certificate or book-entry, and any notice of issuance provided to stockholders of the Corporation, representing shares of Stock issued by the Corporation shall, pursuant to NRS 78.242(3) and NRS 104.8204, conspicuously include a legend substantially in the following form:

“THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE “CHARTER”), OF JANEL CORPORATION (THE “CORPORATION”) CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CHARTER) OF STOCK (AS DEFINED IN THE CHARTER) IN THE CORPORATION WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS”) OF THE CORPORATION IF SUCH TRANSFER AFFECTS THE PERCENTAGE OWNERSHIP OF STOCK (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) OF THE CORPORATION OR A SUBSIDIARY (AS DEFINED IN THE CHARTER), OR RESULTS IN A TRANSFER RELATING TO A DERIVATIVES CONTRACT (AS DEFINED IN THE CHARTER) THAT IS TREATED AS OWNED BY A PROHIBITED OWNER (AS DEFINED IN THE CHARTER) OR PROHIBITED SUBSIDIARY OWNER (AS DEFINED IN THE CHARTER). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CHARTER) TO THE CORPORATION’S AGENT OR OTHERWISE TERMINATE THE DERIVATIVES CONTRACT WITHIN THREE (3) BUSINESS DAYS. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE STOCK OF THE CORPORATION BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE STOCK THAT VIOLATES THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT STOCK PURSUANT TO THE TERMS PROVIDED FOR IN THE CHARTER TO CAUSE THE PROHIBITED OWNER OR PROHIBITED SUBSIDIARY OWNER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Equity Instruments that are subject to conditions imposed by the Board of Directors under Article 12(c) also bear a conspicuous legend referencing the applicable restrictions.

(1) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article 12, including, without limitation, (i) the identification of Prohibited Owners and Prohibited Subsidiary Owners, (ii) whether a Transfer is or would constitute a Prohibited Transfer, (iii) the Percentage Ownership or Percentage Subsidiary Ownership, (iv) whether an instrument constitutes an Equity Instrument or a Derivatives Contract, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Article 12(f), (vi) any other matters which the Board of Directors determines to be relevant and (vii) the determination of the Ownership Limit of a Person or group of Persons; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article 12. In addition, the Board of Directors may, to the extent permitted by law, from time to time amend, modify or supplement these Amended and Restated Articles of Incorporation in a manner not inconsistent with the provisions of this Article 12 for purposes of determining whether any Transfer of Equity Instruments or Derivatives Contracts would jeopardize or endanger a Subsidiary’s ability to preserve and use any Tax Benefits and for the orderly application, administration and implementation of this Article 12.

(m) Nothing contained in this Article 12 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to enable a Subsidiary, the Corporation and the stockholders of the Corporation to preserve any Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the Ownership Limit or any Person covered by this Article 12, (iii) modify the definitions of any terms set forth in this Article 12 or (iv) modify the terms of this Article 12 as appropriate, in each case, in order to prevent an ownership change with respect to the Corporation or any other Subsidiary for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Board of Directors shall deem appropriate.

(n) In the case of an ambiguity in the application of any of the provisions of this Article 12, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article 12 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article 12. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent and all other parties for all other purposes of this Article 12. The Board of Directors may delegate all or any portion of its duties and powers under this Article 12 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article 12 through the Corporation’s duly authorized officers or agents. Nothing in this Article 12 shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

(o) To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the officers or agents of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article 12. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Equity Instruments owned by, any stockholder of the Corporation, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Equity Instruments.

(p) Nothing in this Article 12 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article 12. This Article 12 shall be for the sole and exclusive benefit of the Corporation and the Agent.

(q) This Article 12 is imposed under authority granted by NRS 78.242(2). No restriction imposed by this Article 12 is binding upon any stockholder of the Corporation with respect to Stock of the Corporation owned by such stockholder at the time the restriction is adopted, regardless of any later effective time of such restrictions, unless such stockholder voted in favor of the restriction.

	Filed in the Office of	Business Number
C23576-2000
Filing Number
20222269866
BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Secretary of State State Of Nevada	Filed On
4/1/2022 10:00:00 AM
Number of Pages
2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity:
Janel Corporation

	Entity or Nevada Business Identification Number (NVID):	C23576-2000

2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only	Date:	Time:
	(Optional):		(must not be later than 90 days after the certificate is filed)

3. Class or series of	The class or series of stock being designated within this filing:
stock: (Certificate of
Designation only)

4. Information for amendment	The original class or series of stock being amended within this filing:
of class or series of stock:

5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Withdrawn:	Series B Convertible Preferred Stock	Date of Designation:	10/17/2007
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
See attached Exhibit A.

8. Signature: (Required)	X	Date:	3/30/22
Signature of Officer

* Attach additional page(s) if necessary	Page 1 of 1
This form must be accompanied by appropriate fees.	Revised: 1/1/2019

EXHIBIT A

WHEREAS, the Company has a previously filed a Certificate of Designation establishing the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and

WHEREAS, all outstanding shares of Series B Preferred Stock have been converted into shares of the Company’s Common Stock pursuant to the terms of the Series B Preferred Stock and no shares of Series B Preferred Stock remain outstanding; and

WHEREAS, the Company desires to withdraw the Certificate of Designation with respect to the Series B Preferred Stock from the Company’s Articles of Incorporation (the “Series B Withdrawal”).

NOW, THEREFORE, BE IT

RESOLVED, that the Board hereby approves and the Company is hereby authorized to effect the Series B Withdrawal.

RESOLVED FURTHER, that the President or Secretary of the Company is authorized, empowered and directed to execute and file a Certificate, Amendment or Withdrawal of Designation and/or such other documents or instruments as may be required pursuant to Nevada Revised Statutes (“NRS”) 78.1955 to effect the Series B Withdrawal.

RESOLVED FURTHER, that the President of the Company is hereby authorized, empowered and directed to execute, acknowledge and deliver on behalf of the Company the documents, filings and such other ancillary documents, agreements, certificates and instruments relating to the Series B Withdrawal as may be required and which are presented to the President and to make such changes to the documents and such other ancillary documents, agreements, certificates and instruments as the President deems necessary or advisable, such approval evidenced by the President’s signature on each such document, agreement, certificate and/or instruments.

	Filed in the Office of	Business Number
C23576-2000
Filing Number
20222269877
BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Secretary of State State Of Nevada	Filed On
4/1/2022 10:00:00 AM
Number of Pages
2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity:
Janel Corporation

	Entity or Nevada Business Identification Number (NVID):	C23576-2000

2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only	Date:	Time:
	(Optional):		(must not be later than 90 days after the certificate is filed)

3. Class or series of	The class or series of stock being designated within this filing:
stock: (Certificate of
Designation only)

4. Information for	The original class or series of stock being amended within this filing:
amendment of class
or series of stock:	Series C Cumulative Preferred Stock

5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

Paragraph 4 of the Certificate of Designation filed on March 22, 2016 is amended and restated in its entity as set forth of Exhibit A hereto.

7. Withdrawal:	Designation being Withdrawn:	Date of Designation:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	X	Date:	3/30/22
Signature of Officer

* Attach additional page(s) if necessary	Page 1 of 1
This form must be accompanied by appropriate fees.	Revised: 1/1/2019

EXHIBIT A

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to reduce the dividend rate payable on the shares of Series C Cumulative Preferred Stock (the “Series C Preferred Stock”) ; and

WHEREAS, the holders of the outstanding shares of Series C Preferred Stock have unanimously approved such reduction in dividend rate.

NOW THEREFORE BEIT,

RESOLVED, that the Board hereby approves a decrease in the dividend rate payable on the Series C Preferred Stock as follows (such action, the “Series C Amendment”):

Dividends. The holders of the Series C Cumulative Preferred Stock shall be entitled to receive, out of funds legally available therefor, annual dividends when, as and if declared by the Board, at the rates heretofore set forth from time to time in the Certificate of Designation for the Series C Cumulative Preferred Stock, and commencing on the date of the filing of this Amendment, at the annual rate of five percent (5.0%) with a one percent (1%) increase on each January 1st beginning January 1, 2024 and on each January 1 thereafter for four years, such that: (a) as of January 1, 2024 the annual dividend shall be at the rate of six percent (6.0%), (b) as of January 1, 2025 the annual dividend shall be at the rate of seven percent (7.0%), (c) as of January 1, 2026 the annual dividend shall be at the rate of eight percent (8.0%) and (d) as of January 1, 2027, and for every year thereafter, the annual dividend shall be at the rate of nine percent (9.0%). Such dividends are (i) prior and in preference to any declaration or payment of any dividend or other distribution on Common Stock (other than a dividend payable in shares of Common Stock) or on any other class or series of capital stock ranking junior to the Series C Cumulative Preferred Stock with respect to dividends, (ii) pari passu with any other shares of Preferred Stock entitled to participate pari passu with the Series C Cumulative Preferred Stock with respect to dividends and (iii) subject to the rights of any series of Preferred Stock that ranks, with respect to dividends, senior to the Series C Cumulative Preferred Stock. Such dividends shall accrue on each share of Series C Cumulative Preferred Stock on a daily basis from the Original Issuance Date whether or not earned or declared and whether or not there shall be net assets or profits of the Corporation legally available for the payment of such dividends. Such dividends shall be cumulative, so that if such dividends with respect to any previous or current dividend period at the rate provided for herein have not been paid on all shares of Series C Cumulative Preferred Stock at the time outstanding, the deficiency shall be fully paid on such shares before any distribution shall be paid on, or declared and set apart for, Common Stock or any other class or series of capital stock ranking junior to the Series C Cumulative Preferred Stock with respect to dividends.

RESOLVED FURTHER, that the President or Secretary of the Company is authorized, empowered and directed to execute and file a Certificate, Amendment or Withdrawal of Designation and/or such other documents or instruments as may be required pursuant to Nevada Revised Statutes (“NRS”) 78.1955 to effect the Series C Amendment.

	Filed in the Office of	Business Number
C23576-2000
Filing Number
20211797964
BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Secretary of State State Of Nevada	Filed On
10/4/2021 08:26:27 AM
Number of Pages
1

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity:
Janel Corporation

	Entity or Nevada Business Identification Number (NVID):	NV20001405510

2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only	Date:	Time:
	(Optional):		(must not be later than 90 days after the certificate is filed)

3. Class or series of	The class or series of stock being designated within this filing:
stock: (Certificate of Designation only)	The number of authorized shares constituting the Series C Cumulative Preferred Stock shall be increased from 20,000 shares to 30,000 shares.

4. Information for	The original class or series of stock being amended within this filing:
amendment of class
or series of stock:

5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☐ Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Withdrawn:	Date of Designation:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	X	Vincent Verde	Date:	10/04/2021
Signature of Officer

This form must be accompanied by appropriate fees.	Page 1 of 1
Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955)	Filed in the Office of Secretary of State State Of Nevada	Business Number C23576-2000
Filing Number 20170439476-03
Filed On 10/17/2017
Number of Pages 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Janel Corporation

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series C Cumulative Preferred Stock, $0.001 par value per share

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Paragraph 4 of the Certificate of Designation for Series C Cumulative Preferred Stock filed on March 22, 2016 is amended and restated in its entirety as set forth on Exhibit A attached hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

______________________________________________

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Designation - After
Revised: 1-5-15

Exhibit A to
Certificate of Designation of
Janel World Trade, Ltd.

4.          Dividends. The holders of the Series C Cumulative Preferred Stock shall be entitled to receive. out of funds legally available therefor, annual dividends when, as and if declared by the Board, at the rates heretofore set forth from time to time in the Certificate of Designation for the Series C Cumulative Preferred Stock, and commencing on the date of the filing of this Amendment, at the annual rate of five percent (5.0%) with a one percent (1%) increase on each January 1st beginning January 1, 2019 and on each January 1 thereafter for four years, such that: (a) as of January 1, 2019 the annual dividend shall be at the rate of six percent (6.0%), (b) as of January 1, 2020 the annual dividend shall be at the rate of seven percent (7.0%), (c) as of January I, 2021 the annual dividend shall be at the rate of eight percent (8.0%) and (d) as of January 1, 2022, and for every year thereafter, the annual dividend shall be at the rate of nine percent (9.0%). Such dividends arc (i) prior and in preference to any declaration or payment of any dividend or other distribution on Common Stock (other than a dividend payable in shares of Common Stock) or on any other class or series of capital stock ranking junior to the Series C Cumulative Preferred Stock with respect to dividends, (ii) pari passu with any other shares of Preferred Stock entitled to participate pari passu with the Series C Cumulative Preferred Stock with respect to dividends and (iii) subject to the rights of any series of Preferred Stock that ranks, with respect to dividends, senior to the Series C Cumulative Preferred Stock. Such dividends shall accrue on each share of Series C Cumulative Preferred Stock on a daily basis from the Original Issuance Date whether or not earned or declared and whether or not there shall be net assets or profits of the Corporation legally available for the payment of such dividends. Such dividends shall be cumulative, so that if such dividends with respect to any previous or current dividend period at the rate provided for herein have not been paid on all shares of Series C Cumulative Preferred Stock at the time outstanding, the deficiency shall be fully paid on such shares before any distribution shall be paid on, or declared and set apart for, Common Stock or any other class or series of capital stock ranking junior to the Series C Cumulative Preferred Stock with respect to dividends.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20170209552-63
Secretary of State State Of Nevada	Filed On
05/12/2017
Number of Pages
2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation
For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Janel Corporation

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series C Cumulative Preferred Stock, $0.001 par value per share

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Paragraph 7 of the Certificate of Designation for Series C Cumulative Preferred Stock filed on August 25, 2014, as amended March 22, 2016, is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Designation - After Revised: 1-5-15

Exhibit A to

Certificate of Amendment of

Certificate of Designation of

Janel Corporation

7.	Redemption.

(a)          By the Corporation. The Corporation may, by written notice to the holders of Series C Cumulative Preferred Stock, redeem all or any portion of the Series C Cumulative Preferred Stock at any time, or from time to time (each, a “Mandatory Redemption”), for an amount equal to the Original Series C Issuance Price, plus an amount equal to all accumulated but unpaid dividends thereon to and including the date full payment is tendered to the holders of Series C Cumulative Preferred Stock (the “Series C Redemption Price”); provided, however, that any partial redemption of Series C Cumulative Preferred Stock shall be redeemed from holders of Series C Cumulative Preferred Stock, pro rata, in proportion to their respective ownership of shares of Series C Cumulative Preferred Stock.

(b)          Redemption Mechanics. The Corporation shall give the holders of the Series C Cumulative Preferred Stock written notice of a Mandatory Redemption including the number of shares of Series C Cumulative Preferred Stock being redeemed, which notice will include written instructions to the holders of the shares of Series C Cumulative Preferred Stock being redeemed (the “Redeeming Shares”) regarding surrender of certificates representing Redeeming Shares (the “Redemption Instructions”). The holders of the Redeeming Shares shall surrender the certificate(s) evidencing the Redeeming Shares. As soon as practicable after receipt by the Corporation of the certificate(s) evidencing the shares of Redeeming Shares, the Corporation shall be obligated to, and shall promptly pay, the Redemption Price to the holders from whom surrendered Redeeming Shares were received.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 73.390)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20150170828-24
Secretary of State State Of Nevada	Filed On
04/15/2015
Number of Pages
1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Janel World Trade, Ltd.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is hereby amended to read in its entirety as follows:

“ARTICLE 1: The name of the Corporation is Janel Corporation.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

59.9%

4. Effective date and time of filing: (optional)	Date: April 21, 2015 Time: 6:00am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

“If any proposed amendment would alter of change any preference or any relative or offer right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Profit-After Revised: 1-5-15

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number
C23576-2000
Filing Number
20150170829-35
Secretary of State State Of Nevada	Filed On
04/15/2015
Number of Pages
1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

 JANEL WORLD TRADE, LTD.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series. if any, of shares before the change:

Common S0.001 225,000,000 shares

Preferred S0.005 5.000,000 shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common: $0.001 4,500,000 shares

Preferred $0.001    100,000 shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Ratio of fifty (50) Old Shares of Common or Preferred Stock for one (1) New Share of Common or Preferred Stock. as the case may be.

6. The provisions. if any, for the issuance of fractional shares, of for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date and time of filing: (optional)	Date: April 21, 2015 Time: 6:00am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and summit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 3-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Designation (PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20140607700-47
Secretary of State State Of Nevada	Filed On
08/25/2014
Number of Pages
5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Janel World Trade, Ltd.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

1. Designation. The Corporation hereby designates a series of Preferred Stock, the designation of which shall be “Series C Cumulative Preferred Stock,” $0.001 par value per share (hereinafter called the “Series C Cumulative Preferred Stock”), and the number of authorized shares constituting the Series C Cumulative Preferred Stock shall be three hundred fifty thousand (350,000) shares.

(Continued on Exhibit A)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation Revised: 3-6-09

Exhibit A to
Certificate of Designation of
Janel World Trade, Ltd.

2.	Certain Definitions.

(a)          “Board” shall mean the Board of Directors of the Corporation.

(b)          “Common Stock” shall mean the Common Stock, $0,001 par value, of the Corporation.

(c)          “Corporation” shall mean Janel World Trade, Ltd., a Nevada corporation.

(d)          “Original Issuance Date” for any share of the Series C Cumulative Preferred Stock shall mean the date on which such share of the Series C Cumulative Preferred Stock was originally issued.

(e)          “Original Series C Issuance Price” shall mean Ten Dollars ($10.00) per share of Series C Cumulative Preferred Stock, as adjusted to reflect any stock splits, stock dividends or other recapitalizations involving the Series C Cumulative Preferred Stock.

(f)           “Preferred Stock” shall mean any series of preferred stock of the Corporation.

3.            Voting. The Series C Cumulative Preferred Stock shall have no right to vote on any actions to be taken by the stockholders of the Corporation.

4.            Dividends. The holders of the Series C Cumulative Preferred Stock shall be entitled to receive, out of funds legally available therefor, annual dividends when, as and if declared by the Board, at the rate of eight and one-quarter percent (8.25%) per annum of the Original Series C Issuance Price from the Original Issuance Date. Commencing on the third anniversary of the Original Issue Date, the rate of such dividends shall increase by two percent (2%) each year, however, not to exceed an aggregate rate increase of six percent (6%) or a total dividend rate of fourteen and one-quarter percent (14.25%). Such dividends are (i) prior and in preference to any declaration or payment of any dividend or other distribution on Common Stock (other than a dividend payable in shares of Common Stock) or on any other class or series of capital stock ranking junior to the Series C Cumulative Preferred Stock with respect to dividends, (ii) pari passu with any other shares of Preferred Stock entitled to participate pari passu with the Series C Cumulative Preferred Stock with respect to dividends and (iii) subject to the rights of any series of Preferred Stock that ranks, with respect to dividends, senior to the Series C Cumulative Preferred Stock. Such dividends shall accrue on each share of Series C Cumulative Preferred Stock on a daily basis from the Original Issuance Date whether or not earned or declared and whether or not there shall be net assets or profits of the Corporation legally available for the payment of such dividends. Such dividends shall be cumulative, so that if such dividends with respect to any previous or current dividend period at the rate provided for herein have not been paid on all shares of Series C Cumulative Preferred Stock at the time outstanding, the deficiency shall be fully paid on such shares before any distribution shall be paid on, or declared and set apart for, Common Stock or any other class or series of capital stock ranking junior to the Series C Cumulative Preferred Stock with respect to dividends.

Exhibit A to

Certificate of Designation of
Janel World Trade, Ltd.

5.	Liquidation.

(a)          In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Corporation, the holders of Series C Cumulative Preferred Stock shall be entitled to receive for each share of Series C Cumulative Preferred Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, and subject to the rights of any series of Preferred Stock that ranks, on liquidation, senior to the Series C Cumulative Preferred Stock (“Senior Securities”), but pari passu with any other shares of Preferred Stock under the terms of which holders thereof shall be entitled to participate pari passu with the Series C Cumulative Preferred Stock upon liquidation, an amount equal to the Original Series C Issuance Price, plus an amount equal to all accumulated but unpaid dividends thereon to and including the date full payment is tendered to the holders of Series C Cumulative Preferred Stock (collectively the “Series C Preference Amount”). If upon the occurrence of such event the assets and funds thus distributed among the holders of Series C Cumulative Preferred Stock and any other shares of Preferred Stock entitled to participate pari passu with the Series C Cumulative Preferred Stock upon liquidation are insufficient to permit the payment to such holders of their full preferential amount described herein, then the entire assets and funds of the Corporation legally available for distribution, after satisfaction of the rights of any Senior Securities, shall be distributed ratably among the holders of the then outstanding Series C Cumulative Preferred Stock and any other shares of Preferred Stock entitled to participate pari passu with the Series C Cumulative Preferred Stock, upon liquidation, in proportion to the preferential amount that each such holder is otherwise entitled to receive.

(b)          For purposes of this Section 5, a liquidation, dissolution or winding up of the Corporation shall include the Corporation’s sale of all or substantially all of its assets. The Corporation shall not consummate any transaction deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation under this subsection (b) until the provisions of this Section 5 have been satisfied.

6.            Protective Provisions. So long as any shares of Series C Cumulative Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Cumulative Preferred Stock, voting as a single class:

(a)          amend the Amended and Restated Articles of Incorporation or the bylaws of the Corporation in any manner that would alter, change or repeal any of the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the Series C Cumulative Preferred Stock, or

(b)          effect any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, including the sale of all or substantially all of its assets.

Exhibit A to
Certificate of Designation of
Janel World Trade, Ltd.

7.	Redemptions.

(a)          By the Corporation. The Corporation may, by written notice to the holders of Series C Cumulative Preferred Stock, redeem all or any portion of the Series C Cumulative Preferred Stock at any time, or from time to time (each, a “Mandatory Redemption”), for an amount equal to the Original Series C Issuance Price, plus an amount equal to all accumulated but unpaid dividends thereon to and including the date full payment is tendered to the holders of Series C Cumulative Preferred Stock (the “Series C Redemption Price”); provided, however, that any partial redemption of Series C Cumulative Preferred Stock shall be redeemed from holders of Series C Cumulative Preferred Stock, pro rata, in proportion to their respective ownership of shares of Series C Cumulative Preferred Stock.

(b)        By the Holder. Commencing on the fourth anniversary of the Original Issue Date and at any time thereafter, any holder of Series C Cumulative Preferred Stock may elect, by written notice to Corporation, to redeem all or any portion of such holder’s Series C Cumulative Preferred Stock (each, an “Optional Redemption”) for an amount equal to the Series C Redemption Price.

(c)          Redemption Mechanics. In the case of a redemption pursuant to Section 7(a) above, the Corporation shall give the holders of the Series C Cumulative Preferred Stock written notice of a Mandatory Redemption including the number of shares of Series C Cumulative Preferred Stock being redeemed. As soon as practicable after (A) the occurrence of a Mandatory Redemption, or (B) after the Corporation receives written notice of an Optional Redemption, the Corporation shall send written instructions to the holders of the shares of Series C Cumulative Preferred Stock being redeemed (the “Redeeming Shares”) regarding surrender of certificates representing Redeeming Shares (the “Redemption Instructions”), and the holders of the Redeeming Shares shall surrender the certificate(s) evidencing the Redeeming Shares. As soon as practicable after receipt by the Corporation of the certificate(s) evidencing the shares of Redeeming Shares, the Corporation shall be obligated to, and shall promptly pay the Redemption Price to the holders from whom surrendered Redeeming Shares were received.

8.            Reissue of Shares. Shares of Series C Cumulative Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall not be cancelled, retired or eliminated from the shares which the Corporation is authorized to issue, and may be reissued as shares of Series C Cumulative Preferred Stock or redesignated as part of another series of preferred stock.

9.            Notices. Unless otherwise specified, any notice required by the provisions of these designations shall be deemed given upon the earlier of the following events: (a) personal delivery to the party to be notified, (b) facsimile transmission to the party to be notified (with written or facsimile confirmation of receipt), (c) delivery by an overnight express courier service to the party to be notified (delivery, postage or freight charges prepaid), or (d) on the third business day following deposit in the United States Post Office (if sent by registered or certified mail, return receipt requested, with delivery, postage or freight charges prepaid), addressed in the case of notice to the holders of record of Series C Cumulative Preferred Stock to each holder at such holder’s address appearing on the books of the Corporation and in the case of notice to the Corporation to the President at the principal executive offices of the Corporation, which as of the date of this Certificate is: c/o Oaxaca Group L.L.C., 68 Bank Street, New York, New York, 10014.

Exhibit A to
Certificate of Designation of
Janel World Trade, Ltd.

10.          Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series C Cumulative Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this designation (as such designation may be amended from time to time) and in the Amended and Restated Articles of Incorporation of the Corporation.

11.          Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

12.          Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Cumulative Preferred Stock and qualifications, limitations and restrictions thereof set forth in this designation (as such designation may be amended from time to time) is held invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Cumulative Preferred Stock and qualifications, limitations and restrictions thereof set forth in this designation (as so amended) that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Cumulative Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Cumulative Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional, or other special rights of Series C Cumulative Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

[Remainder of page intentionally left blank]

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Designation (PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20070709781-21
Secretary of State State Of Nevada	Filed On
10/17/2007
Number of Pages
7

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Janel World Trade LTD.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation. this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that the Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of Two Hundred Eighty Five Thousand (285,000) shares of Series B Convertible Preferred Stock, per value $0.001 per shares (the “Preferred Share(s)”), of the Corporation, and hereby fixes the designation, preferences, rights and the qualifications, limitations and restrictions thereof, in addition those set forth in the Certificate of Incorporation of the Corporation, as follows:

(1) No Voting Rights. Except as otherwies provided herein, in the Certificate of Incorporation or as required by law, the holders of the Preferred Shares (each a “Holder,” and collectively the “Holders”) shall have no voting rights or powers to vote upon the Certificate of Designation or upon any other matter, except that such holders that have the right to notice of meetings and voting sights and powers to vote upon any matter regarding the Section B Convertible Preferred rights and preferences.

(this document is continued on the additional attached sheets)

3. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required):	X

Filling Fees: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78.1955 Designation Split Revised: 3-31-11

Set forth below is the continuation of the
Janel World Trade, Ltd.
Certificate for Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1995)

(1) Stated Value. Subject to Section 6, each Preferred Share shall have a “Stated Value” equal to fifty ($.50) cents.

(2) Conversion of Preferred Shares. Each of the Preferred Shares shall be convertible into Ten (10) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock’) at any time or times on or after the expiration of two (2) years after the first date of issuance of any Preferred Share (the “Original Issuance Date”). Any Holder shall be entitled to convert all or a portion of such Holder’s Preferred Shares into fully paid and non-assessable shares of Common Stock (each, a “Conversion”), in accordance with this Section 3(a), Section 3(b), and Section 3(c). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock, If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the Holder the fair value thereof in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares, unless such taxes result from the issuance of Common Stock upon conversion to a person other than the Holder.

(a) Conversion Price. Subject to anti-dilution adjustment as provided in Section 3(d), upon a Conversion pursuant to Section 3(a) herein, the conversion price (the “Optional Conversion Price”) of each Preferred Share shall equal $50. Each Preferred Share will convert into that number of shares of Common Stock determined by dividing the Stated Value of the Preferred Share by the Optional Conversion Price, as adjusted at the time of conversion.

(b) Mechanics of Conversion. To convert Preferred Shares into Conversion Shares, pursuant to Section 3(a) on any date (a “Conversion Date”), the Holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, and (ii) surrender to a common carrier for delivery to the Company within three (3) business days of such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”). On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall ( x ) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (y) provided that the Common Stock is then publicly traded (or quoted), the Company has a transfer agent (the “Transfer Agent”), and the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to this Section 3(c) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(c) Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Preferred Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Optional Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(ii) as of the time of actual payment of such dividends or distributions.

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(iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(f) with respect to the rights of the Holders of the Preferred Shares.

(iv) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3(d)), then and in any such event each Holder of Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(v) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3(d)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) with respect to the rights of the Holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3(d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event and be as nearly equivalent as is practicable.

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(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Preferred Shares against impairment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Preferred Shares, furnish or cause to be furnished to such Holder a like certificate setting forth (I) such adjustments and readjustments, (ii) Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

(g) Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to Section 3 hereof, the Preferred Shares so converted shall be canceled and shall not be reissued as Preferred Shares.

(h) Stock Purchase Rights. If at any time or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, “Stock Purchase Rights”) entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holders of Preferred Shares shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such Holders of Preferred Shares could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of their Preferred Shares on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

(3) Assumption and Provision Upon Organic Change. Prior to the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that each of the Holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder’s Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder’s Preferred Shares into Common Stock immediately prior to such Organic Change. The following shall constitute an “Organic Change:” any recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

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(4) Reservation of Authorized Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 100% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding.

(5) Liquidation, Dissolution, Winding-Up. In the event of any Liquidation (as defined below) of the Company, the Holders of the Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution therefrom (the “Liguidation Funds”), Parri Passu with the holders of the Common Stock of the Company only after full satisfaction of the liquidation rights of the holders of the Company’s Series A Convertible Preferred Stock.

“Liquidation” means any of the following: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) filing for bankruptcy pursuant to applicable federal and/or state laws, (iii) any actions that directly and/or indirectly may be reasonably construed as steps in taking the Company private, including, but not limited to, failure to file SEC Reports required by applicable SEC rules and regulations in a timely fashion, the Company, any affiliate of the Company and/or any person at the direct and/or indirect request of the Company buying shares of issued and outstanding Company Stock (with the exception of such a transaction between the Company and James N. Jannello, which is not in excess of fifty percent (50%) of his holdings of Common Stock, in the event of the Company listing its securities on the London Stock Exchange Alternative Investment Market (“AIM”), the filing of a Form 15, the Common Stock no longer is eligible for quotation on the NASD Bulletin Board, the Company’s Board of Directors and/or shareholders meeting and/or through resolutions, adopts or calls a meeting authorizing the Company to undertake any of the above such actions (“Going Private Actions”), or (iv) any Change of Control, provided, however, that transactions authorized by the Company’s Board of Directors or shareholders with respect to causing the Company’s issued and outstanding Common Stock, and the shares of Common Stock underlying the Preferred Shares, to be listed on the AM, which result in the filing of a Form 15, cessation of the filing of SEC Reports and cessation of eligibility for quotation the NASD Bulletin Board, will not be construed to constitute Going Private Actions, Liquidation or a Change of Control as defined herein.

“Change of Control” means (i) a change in the voting control of the Company such that any one person, entity or “group” (as contemplated by Rule 13d-5(b)(l) under the Securities Exchange Act of 1934, as amended) acquires from the Company in one or more, including a series of, transactions the right to cast greater than 50% of votes eligible to be cast by all holders of capital stock of the Company in the election of directors of the Company, provided that such transaction is approved by the Board or (ii) any merger or consolidation of the Company with or into another entity or any sale of all or substantially all of the assets of the Company.

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(6) Preferred Ranks. For so long as any Preferred Shares remain outstanding, the Company shall not, without the express written consent of Holders owning no less than a majority of the aggregate Stated Value of the then issued and outstanding Preferred Shares create or authorize any other class or series of capital stock, ranking pari passu and/or senior in any respect to the Preferred Shares.

(7) Dividends: Participation. The Preferred Shares do not carry any dividend rights, except as otherwise set forth herein.

(8) Vote to Issue, or Change the Terms of Preferred Shares. The affirmative vote of the Holders owning not less than a majority of the aggregate Stated Value of the then issued and outstanding Preferred Shares at a meeting duly called for such purpose, or by the written consent without a meeting of the Holders of not less than a majority of the then outstanding Preferred Shares, shall be required for any direct and/or indirect (i) Going Private Actions, (ii) Liquidation, and/or (iii) any amendment to this Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (“Certificate of Designation”), the Company’s Certificate of Incorporation or Bylaws which would directly and/or indirectly amend, alter, change, repeal or otherwise adversely affect any of the powers, designations, preferences and rights of the Preferred Shares.

(9) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver now preferred stock certificate(s) of like tenor and date.

(10) Notices. Whenever notice is required to be given under this Certificate of Designation, unless otherwise provided herein, such notice shall be given in writing and will be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the Company’s executive offices or (b) if to a Holder, at the address set forth on Company’s books and records.

IN WITNESS WHEREOF, Janel World Trade Ltd. has caused this Certificate to be signed by James N. Jannello, its Executive Vice President and Chief Executive Officer on this 12th day of October, 2007.

JANEL WORLD TRADE LTD.

By:
Name: James N. Jannello
Title: Executive Vice President and Chief Executive Officer

6

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 69701-4299 (775) 684-5708 Website: secretaryofstate.blz

Certificate to Accompany Restated Articles (PURSUANT TO NRS)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20070709509-29
Secretary of State State Of Nevada	Filed On
10/17/2007
Number of Pages
4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form Is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of
Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

JANEL WORLD TRADE, LTD.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on October 16, 2007 The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐	The entity name has been amended.

☐	The resident agent has been changed, (attach Certificate of Acceptance from new resident agent)

☐	The purpose of the entity has been amended.

☒	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☐	Articles have been added.

☐	Articles have been deleted.

☒	Other. The articles or certificate have been amended as follows (provide article numbers, if available);
Articles 2, 3, 4, 5, 6, 7, 8, 9 and 10.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this fling to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Restated 2007 Revised: 01/01/07

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
JANEL WORLD TRADE, LTD.

The Corporation was incorporated under the name “Wine Systems Design, Inc.” by the filing of its original Articles of Incorporation with the Secretary of State of Nevada on August 31, 2000. The Articles of Incorporation were amended by the filing of a Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada on July 3, 2002, which changed the name of the Corporation to “Janel World Trade, Ltd.,” and set the total number of authorized shares of $.001 par value Common Stock at Two Hundred Twenty Five Million (225,000,000) shares.

This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 78,385 and 78.390 of the Nevada Revised Statutes. Holders of approximately 71% of the outstanding capital stock of the Corporation entitled to vote with respect to approval and adoption of an amended and restated certificate of incorporation have duly approved and adopted the Amended and Restated Certificate of Incorporation of the Corporation, as set forth herein.

ARTICLE 1: NAME. The name of the Corporation is:

JANEL WORLD TRADE, LTD.

ARTICLE 2: ADDRESS. The address of the resident agent of this Corporation in this State is do United Corporate Services, Inc., 202 South Minnesota Street, in the City of Carson City, County of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc. This Corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the Bylaws of the Corporation

ARTICLE 3: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

ARTICLE 4: CAPITAL STOCK. The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value

COMMON	225,000,000	$.001
PREFERRED	5,000,000	$.001

The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the number of shares of each series, the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Corporation, with any provisions for the subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

ARTICLE 5: BOARD OF DIRECTORS. The governing board of this Corporation is the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, providing that the number of directors shall nor be reduced to less than three (3).

ARTICLE 6: DIRECTOR AND OFFICER LIABILITY. The personal liability of the directors of the Corporation to the Corporation or to its shareholders is hereby eliminated to the fullest extent permitted by Section 78.037 of the NRS. A director and officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for authorizing any distribution in violation of Section 78.300 of the NRS. If the NRS is amended after approval by the stockholders of this Article to authorize corporate action further eliminating the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. No amendment to the NRS that further limits the acts, omissions or transactions for which elimination or limitation of liability is permitted shall affect the liability of a director or officer for any act, omission or transaction which occurs prior to the effective date of such amendment.

ARTICLE 7: INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 78.751 of the NRS, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to said Section 78.751 of the NRS, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

ARTICLE 8: DURATION The period of duration of the Corporation shall be perpetual.

ARTICLE 9: BYLAWS. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board or Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaws.

ARTICLE 10: STOCKHOLDER MEETINGS. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE 11: AMENDMENTS: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer has executed these Amended and Restated Articles as of October 16, 2007.

JANEL WORLD TRADE, LTD., a Nevada Corporation

James N. Jannello, Executive Vice President and Chief Executive Officer

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.blz

Certificate of Correction (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20070709512-73
Secretary of State State Of Nevada	Filed On
10/17/2007
Number of Pages
1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

JANEL WORLD TRADE, LTD.

2. Description of the original document for which correction is being made;

Certificate of Designation of the preferences, rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock of Janel World Trade, Ltd.

3. Filing date of the original document for which correction is being made:	January 12, 2007

4. Description of the inaccuracy or defect.

The limitation of the number of shares of the Series A Preferred Stock of Janel World Trade, Ltd. was mistakenly omitted from the Certificate of Designation of the preferences, rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock of Janel World Trade, Ltd. filed January 12, 2007.

5. Correction of the inaccuracy or defect.

By resolution of the Board of Directors of Janel World Trade, Ltd. pursuant to a provision in the Articles of Incorporation, the issue of a series of Preferred Shares of this Corporation designated as “Series A Convertible Preferred Stock” is limited to an issuance of not more than One Million (1,000,000) shares.

6. Signature

X	Chief Executive Officer	October 17, 2007
Authorized Signature	Title*	Date

* If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a  Limited Partnership or Limited-Liability Limited Partnership, by a General Partner, a Limited-Liability Partnership, by a Managing Partner, a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Correction 2007 Revised: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.blz

Certificate of Designation (PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number
C23576-2000
Filing Number
20070024473-79
Secretary of State State Of Nevada	Filed On
01/12/2007
Number of Pages
14

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

JANEI. WORLD TRADE LTD.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation. this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that the Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock, par value $0.001 per share, of the Corporation, and hereby fixes the designation, preferences. rights and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

(1) Voting Rights.

(a) Series A Preferred Stock. Except as otherwise provided herein, in the Certificate of Incorporation or as required by law, the holders of the Preferred Shares (each a “Holder,” and collectively the “Holders”) and the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) shall vote together as a single class with each Preferred Share having the number of votes equal to the largest whole number of shares of Common Stock into which such Preferred Share could be converted. at the record date for the determination of the stockholders entitled to vote on such matters or, if no : such record date is established, at the date such vote is taken.

(this document is continued on the additional attached sheets)

3. Effective date of filing ((optional):
(must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required):	X

Filling Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Correction 2007 Revised: 01/01/07

Set forth below is the continuation of the
Janel World Trade, Ltd.

Certificate for Designation for Nevada Profit Corporations
(Pursuant to NRS 78.19951)

(a)        Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the Holders of the Preferred Shares and the holders of Common Stock shall vote together and not as separate classes.

(2) Stated Value. Subject to Section 6, each Preferred Share shall have a “Stated Value” equal to fifty ($.50) cents.

(3) Conversion of Preferred Shares.

(a) The Preferred Shares shall be convertible into shares of Common Stock at any time or times on or after the first date of issuance of any Preferred Share (the “Original Issuance Date”). Any Holder shall be entitled to convert all or a portion of such Holder’s Preferred Shares into fully paid and non-assessable shares of Common Stock (each, a “Conversion”), in accordance with this Section 3(a), Section 3(b) and Section 3(c). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the Holder the fair value thereof in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares unless such taxes result from the issuance of Common Stock upon conversion to a person other than the Holder.

(b) Conversion Price. Subject to anti-dilution adjustment as provided in Section 3(d), upon a Conversion pursuant to Section 3(a) herein, the conversion price (the “Optional Conversion Price”) of each Preferred Share shall equal $.50. Each Preferred Share will convert into that number of shares of Common Stock determined by dividing the Stated Value of the Preferred Share by the Optional Conversion Price, as adjusted at the time of conversion.

(c) Mechanics of Conversion. To convert Preferred Shares into Conversion Shares, pursuant to Section 3(a) on any date (a “Conversion Date”), the Holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, and (ii) surrender to a common carrier for delivery to the Company within three (3) business days of such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (y) provided that the Common Stock is then publicly traded (or quoted), the Company has a transfer agent (the “Transfer Agent”), and the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to this Section 3(c) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Pate”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(d) Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Preferred Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Optional Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(ii) as of the time of actual payment of such dividends or distributions.

(iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(f) with respect to the rights of the Holders of the Preferred Shares.

(iv) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3(d)), then and in any such event each Holder of Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(v) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3(d)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) with respect to the rights of the Holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3(d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event and be as nearly equivalent as is practicable.

(e)       No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Preferred Shares against impairment.

(f)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3. the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Preferred Shares, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

(g)      Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to Section 3 hereof, the Preferred Shares so converted shall be canceled and shall not be reissued as Preferred Shares.

(h)       Stock Purchase Rights. If at any time or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, “Stock Purchase Rights”) entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holders of Preferred Shares shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such Holders of Preferred Shares could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of their Preferred Shares on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

(4) Assumption and Provision Upon Organic Change. Prior to the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that each of the Holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder’s Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder’s Preferred Shares into Common Stock immediately prior to such Organic Change. The following shall constitute an “Organic Change:” any recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

(5) Reservation of Authorized Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 100% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding.

(6) Liquidation, Dissolution, Winding-Up. In the event of any Liquidation (as defined below) of the Company, the Holders of the Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution therefrom (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on a Liquidation of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value, (ii) four (4%) percent of the Stated Value, calculated from the Original Issuance Date through and including the date the Liquidation Funds are paid to the Holders of the Preferred Shares, plus (iii) all dividends, if any, which have accrued or are payable under Section 8 hereof, but have not been paid and received by the Holders of the Preferred Shares, up to and including the date full payment is tendered to the Holder of such Preferred Share with respect to such Liquidation (collectively, the “Non Change of Control Liquidation Preference”); provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, in the event that a Liquidation is caused as a result of a Change of Control (as defined below), each Holder of Preferred Shares shall be entitled to receive in addition to the Non Change of Control Liquidation Preference, such additional amounts that each such Holder would have received in the Liquidation, had it converted its Preferred Stock into Common Stock immediately prior to the Liquidation. If, upon any Liquidation, the Liquidation Funds are insufficient to pay, issue or deliver the full amount due to the Holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are expressly provided for as of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designation of Preferences Rights and Limitations, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. No Holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein; provided that a Holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder. The form of consideration in which the Liquidation Preference is to be paid to the Holders of the Preferred Shares as provided in this Section (6) shall be the form of consideration received by the Company or the other holders of the Company’s capital stock, as the case may be.

“Liquidation” means any of the following: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) filing for bankruptcy pursuant to applicable federal and/or state laws, (iii) any actions that directly and/or indirectly may be reasonably construed as steps in taking the Company private, including, but not limited to, failure to file SEC Reports required by applicable SEC rules and regulations in a timely fashion, the Company, any affiliate of the Company and/or any person at the direct and/or indirect request of the Company buying shares of issued and outstanding Company Stock (with the exception of such a transaction between the Company and James N. Jannello, which is not in excess of fifty percent (50%) of his holdings of Common Stock, in the event of the Company listing its securities on the London Stock Exchange Alternative Investment Market (“AIM”)), the filing of a Form 15, the Common Stock no longer is eligible for quotation on the NASD Bulletin Board, the Company’s Board of Directors and/or shareholders meeting and/or through resolutions, adopts or calls a meeting authorizing the Company to undertake any of the above such actions (“Going Private Actions”), or (iv) any Change of Control, provided, however, that transactions authorized by the Company’s Board of Directors or shareholders with respect to causing the Company’s issued and outstanding Common Stock, and the shares of Common Stock underlying the Preferred Shares, to be listed on the AIM, which result in the filing of a Form 15, cessation of the filing of SEC Reports and cessation of eligibility for quotation the NASD Bulletin Board, will not be construed to constitute Going Private Actions, Liquidation or a Change of Control as defined herein.

“Change of Control” means (i) a change in the voting control of the Company such that any one person, entity or “group” (as contemplated by Rule 13d~5(b)(l) under the Securities Exchange Act of 1934, as amended) acquires from the Company in one or more, including a series of, transactions the right to cast greater than 50% of votes eligible to be cast by all holders of capital stock of the Company in the election of directors of the Company, provided that such transaction is approved by the Board or (ii) any merger or consolidation of the Company with or into another entity or any sale of all or substantially all of the assets of the Company.

(7) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in all respects as to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. For so long as any Preferred Shares remain outstanding, the Company shall not, without the express written consent of Holders owning no less than a majority of the aggregate Stated Value of the then issued and outstanding Preferred Shares (a) create or authorize any other class or series of capital stock, ranking pari passu and/or senior in any respect to the Preferred Shares, or (b) issue any indebtedness ranking pari passu and/or senior in respect to the Preferred Stock.

(8) Dividends; Participation. Each Preferred Share shall accrue and be paid a dividend at the rate of three (3%) percent per annum of the Stated Value, payable quarterly in arrears on January 1st, April 1st, July 1st and October 1st of each year and for such whole year (or portion thereof) that such Preferred Share is issued and outstanding. The dividend payments shall be made in either cash or at the option of the Company through the issuance of additional Preferred Shares.

Set forth below is the continuation of the

Janel World Trade, Ltd.

Certificate for Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1995)

(a)       Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the Holders of the Preferred Shares and the holders of Common Stock shall vote together and not as separate classes.

(2) Stated Value. Subject to Section 6, each Preferred Share shall have a “Stated Value” equal to fifty ($.50) cents.

(3) Conversion of Preferred Shares.

(a) The Preferred Shares shall be convertible into shares of Common Stock at any time or times on or after the first date of issuance of any Preferred Share (the “Original Issuance Date”). Any Holder shall be entitled to convert all or a portion of such Holder’s Preferred Shares into fully paid and non-assessable shares of Common Stock (each, a “Conversion’), in accordance with this Section 3(a), Section 3(b) and Section 3(c). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the Holder the fair value thereof in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares unless such taxes result from the issuance of Common Stock upon conversion to a person other than the Holder.

(b) Conversion Price. Subject to anti-dilution adjustment as provided in Section 3(d), upon a Conversion pursuant to Section 3(a) herein, the conversion price (the “Optional Conversion Price”) of each Preferred Share shall equal $.50. Each Preferred Share will convert into that number of shares of Common Stock determined by dividing the Stated Value of the Preferred Share by the Optional Conversion Price, as adjusted at the time of conversion.

(c) Mechanics of Conversion. To convert Preferred Shares into Conversion Shares, pursuant to Section 3(a) on any date (a “Conversion Date”), the Holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, and (ii) surrender to a common carrier for delivery to the Company within three (3) business days of such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (y) provided that the Common Stock is then publicly traded (or quoted), the Company has a transfer agent (the “Transfer Agent”), and the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to this Section 3(c) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(d) Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Preferred Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Optional Conversion Price then in effect immediately before the combination shall be proportionately increased, Any adjustment under this Section 3(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution: provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(ii) as of the time of actual payment of such dividends or distributions.

(iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(f) with respect to the rights of the Holders of the Preferred Shares.

(iv) Adjustment for Reclassification. Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3(d)), then and in any such event each Holder of Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(v) Reorganizations. Mergers. Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3(d)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) with respect to the rights of the Holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3(d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event and be as nearly equivalent as is practicable.

(e)       No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Preferred Shares against impairment.

(f)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Preferred Shares, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

(g)      Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to Section 3 hereof, the Preferred Shares so converted shall be canceled and shall not be reissued as Preferred Shares.

(h)       Stock Purchase Rights. If at any time or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, “Stock Purchase Rights’’) entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holders of Preferred Shares shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such Holders of Preferred Shares could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of their Preferred Shares on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

(4) Assumption and Provision Upon Organic Change. Prior to the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that each of the Holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder’s Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder’s Preferred Shares into Common Stock immediately prior to such Organic Change. The following shall constitute an “Organic Change:” any recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

(5) Reservation of Authorized Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 100% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding.

(6) Liquidation, Dissolution, Winding-Up. In the event of any Liquidation (as defined below) of the Company, the Holders of the Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution therefrom (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on a Liquidation of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value, (ii) four (4%) percent of the Stated Value, calculated from the Original Issuance Date through and including the date the Liquidation Funds are paid to the Holders of the Preferred Shares, plus (iii) all dividends, if any, which have accrued or are payable under Section 8 hereof, but have not been paid and received by the Holders of the Preferred Shares, up to and including the date full payment is tendered to the Holder of such Preferred Share with respect to such Liquidation (collectively, the “Non Change of Control Liquidation Preference”); provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, in the event that a Liquidation is caused as a result of a Change of Control (as defined below), each Holder of Preferred Shares shall be entitled to receive in addition to the Non Change of Control Liquidation Preference, such additional amounts that each such Holder would have received in the Liquidation, had it converted its Preferred Stock into Common Stock immediately prior to the Liquidation. If, upon any Liquidation, the Liquidation Funds are insufficient to pay, issue or deliver the full amount due to the Holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are expressly provided for as of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designation of Preferences Rights and Limitations, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. No Holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein; provided that a Holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder. The form of consideration in which the Liquidation Preference is to be paid to the Holders of the Preferred Shares as provided in this Section (6) shall be the form of consideration received by the Company or the other holders of the Company’s capital stock, as the case may be.

“Liquidation” means any of the following: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) filing for bankruptcy pursuant to applicable federal and/or slate laws, (iii) any actions that directly and/or indirectly may be reasonably construed as steps in taking the Company private, including, but not limited to, failure to file SEC Reports required by applicable SEC rules and regulations in a timely fashion, the Company, any affiliate of the Company and/or any person at the direct and/or indirect request of the Company buying shares of issued and outstanding Company Stock (with the exception of such a transaction between the Company and James N. Jannello, which is not in excess of fifty percent (50%) of his holdings of Common Stock, in the event of the Company listing its securities on the London Stock Exchange Alternative Investment Market (“AIM”)), the filing of a Form 15, the Common Stock no longer is eligible for quotation on the NASD Bulletin Board, the Company’s Board of Directors and/or shareholders meeting and/or through resolutions, adopts or calls a meeting authorizing the Company to undertake any of the above such actions (“Going Private Actions”), or (iv) any Change of Control, provided, however, that transactions authorized by the Company’s Board of Directors or shareholders with respect to causing the Company’s issued and outstanding Common Stock, and the shares of Common Stock underlying the Preferred Shares, to be listed on the AIM, which result in the filing of a Form 15, cessation of the filing of SEC Reports and cessation of eligibility for quotation the NASD Bulletin Board, will not be construed to constitute Going Private Actions, Liquidation or a Change of Control as defined herein.

“Change of Control” means (i) a change in the voting control of the Company such that any one person, entity or “group” (as contemplated by Rule 13d-5(b)(l) under the Securities Exchange Act of 1934, as amended) acquires from the Company in one or more, including a series of, transactions the right to cast greater than 50% of votes eligible to be cast by all holders of capital stock of the Company in the election of directors of the Company, provided that such transaction is approved by the Board or (ii) any merger or consolidation of the Company with or into another entity or any sale of all or substantially all of the assets of the Company.

(7) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in all respects as to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. For so long as any Preferred Shares remain outstanding, the Company shall not, without the express written consent of Holders owning no less than a majority of the aggregate Stated Value of the then issued and outstanding Preferred Shares (a) create or authorize any other class or series of capital stock, ranking pari passu and/or senior in any respect to the Preferred Shares, or (b) issue any indebtedness ranking pari passu and/or senior in respect to the Preferred Stock.

(8) Dividends; Participation. Each Preferred Share shall accrue and be paid a dividend at the rate of three (3%) percent per annum of the Stated Value, payable quarterly in arrears on January 1st, April 1st, July 1st and October 1st of each year and for such whole year (or portion thereof) that such Preferred Share is issued and outstanding. The dividend payments shall be made in either cash or at the option of the Company through the issuance of additional Preferred Shares in such amount of Preferred Shares equal to the quotient of (i) the dividend amount payment then due, divided by (ii) the Stated Value of a share of Preferred Stock;. So long as any Preferred Shares shall be outstanding, no dividend, whether in cash, securities or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock or any other security junior to the Preferred Shares as to dividend rights, unless (A) all dividends, if any, payable with respect to the Preferred Shares shall have been declared and paid, and (B) the Company shall also declare and pay to the Preferred Shares, at the same time it declares and pays such dividend or distribution to the holders of Common Stock, the dividend or distribution that would have been declared and paid with respect to the Conversion Shares had all of the Preferred Shares been converted into Conversion Shares immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the Company pays to the record holders of Common Stock such dividend or distribution.

(9) Vote to Issue, or Change the Terms of. Preferred Shares. The affirmative vote of the Holders owning not less than a majority of the aggregate Stated Value of the then issued and outstanding Preferred Shares at a meeting duly called for such purpose, or by the written consent without a meeting of the Holders of not less than a majority of the then outstanding Preferred Shares shall be required for any direct and/or indirect (i) Going Private Actions, (ii) Liquidation, and/or (iii) any amendment to this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (“Certificate of Designation”), the Company’s Certificate of Incorporation or Bylaws which would directly and/or indirectly amend, alter, change, repeal or otherwise adversely affect any of the powers, designations, preferences and rights of the Preferred Shares.

(10) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

(11) Notices. Whenever notice is required to be given under this Certificate of Designation, unless otherwise provided herein, such notice shall be given in writing and will be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the Company’s executive offices or (b) if to a Holder, at the address set forth on Company’s books and records.

IN WITNESS WHEREOF. Janel World Trade Ltd. has caused this Certificate to be signed by James N. Jannello, its Executive Vice President and Chief Executive Officer on this 10th day of January, 2007.

JANEL WORLD TRADE, LTD.

By:
	Name:	James N. Jannello
	Title:	Executive Vice President and Chief Executive Officer

Sep . 19. 2002 4:23PM	JANEL GROUP	TA# No.2944 p. 2 07/07 ($325)

ARTICLES OF MERGER OF JANEL WORLD TRANSPORT, LTD. INTO JANEL WORLD TRADE, LTD.	FILED # C23576-00 SEP 19 2002 IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE

Pursuant to Nevada Revised Statutes 92A.200, the undersigned corporations execute the following Articles of Merger.

FIRST: The name of each constituent corporation is JANEL WORLD TRANSPORT, LTD., a Nevada corporation (formerly “C and N CORP.”, a Delaware corporation) and JANEL WORLD TRADE, LTD., A Nevada corporation (formerly “wine Systems Design, Inc.”).

SECOND: The Plan and Agreement of Merger dated June 18, 2002 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and by the owners of each of the constituent corporations.

THIRD: The name of the surviving corporation is JANEL WORLD TRADE, LTD., a Nevada corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation, as in effect at the effective time of the merger, shall be the certificate of incorporation of JANEL WORLD TRADE, LTD., Nevada corporation.

FIFTH: The merger is to become effective as of 12:01 A.M. on June 28, 2002.

SIXTH: The complete executed Plan and Agreement of Merger is on file at 150-14 132nd Avenue, Jamaica, New York 11434, the place of business of the surviving corporation.

SEVENTH: A copy of the Plan and Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the constituent corporations have signed by authorized officer, the 18th day of September, 2002.

JANEL WORLD TRANSPORT, LTD. and JANEL WORLD TRADE, LTD.	By:
Authorized Officer

	Name:	James N. Jannello
Print of Type

	Title:	Executive Vice President

40907

TOTAL P.07

3671CD

FILLED# C23576-00 JUL 03 2002

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF WINE SYSTEMS DESIGN, INC.	Filed in the Office of Secretary of State State Of Nevada	Business Number C23576-2000
Filing Number 20070709667-34
Filed On 07/03/2002
Number of Pages 2

The undersigned, STEPHEN J. NEMERGUT, does hereby certify as follows:

1.       I am the President and Secretary of WINE SYSTEMS DESIGN, INC. a Nevada corporation.

2.     The original Articles of Incorporation of WINE SYSTEMS DESIGN, INC., were filed with the Secretary of State of Nevada on August 31, 2000.

3.      That the Board of Directors of said corporation via an Action By Unanimous Written Consent of Board of Directors effective as of June 21, 2002, adopted resolutions to amend the Articles of Incorporation of the corporation as follows:

ARTICLE FIRST is hereby amended to read as follows:

FIRST. The name of the corporation is:

JANEL WORLD TRADE, LTD.

ARTICLE FOURTH is hereby amended to read as follows:

FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWO HUNDRED TWENTY FIVE MILLION (225,000,000) shares of stock with $0.001 par value, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

4.      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,508,000; that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED: June 28, 2002
STEPHEN J. NEMERGUT
President and Secretary

C23576-00

AUG 31 2000
ARTICLES OF INCORPORATION OF WINE SYSTEMS DESIGN, INC.

THE UNDERSIGNED PERSON, acting as Incorporator of a corporation under the provisions of the Nevada General Corporation Law, adopts the following Articles of Incorporation:

FIRST. The name of the corporation is:

WINE SYSTEMS DESIGN, INC.

SECOND. The street address of the corporation’s resident agent and the principal or statutory address of this corporation in the State of Nevada shall be:

CORPORATE SERVICE CENTER, INC.

1475 Terminal Way, Suite E

Reno, Washoe County, NV 89502

This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Law and not limited by the Statutes of Nevada, or any other state in which it conducts its business.

FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE MILLION (25,000,000) shares of stock with $0.001 par value, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors, which shall be one (1) in number, shall be listed as follows:

DEREK G. ROWLEY

1475 Terminal Way, Suite E

Reno, NV 89502.

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in. shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

DEREK G. ROWLEY

1475 Terminal Way, Suite E

Reno, NV 89502.

EIGHTH. The corporation is to have perpetual existence.

NINTH. Any corporate officer, director, or shareholder of this corporation shall not, in the absence of fraud, be prohibited from dealing with this corporation either as vendor, purchaser or otherwise. A pecuniary interest in any transaction by any such director, shareholder or officer shall not disqualify him in any way from acting in his corporate capacity. No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified from dealing with the corporation as a result of the association. No director nor officer, nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or though any such transaction or contract. It being the express purpose and intent of the Article to permit this corporation to buy from, sell to, or otherwise deal with the partnerships. firms, or corporations of directors and officers of the corporation, or any one or more of them who may have pecuniary interest, and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such position. Furthermore, directors of this corporation may be counted for a quorum of the Board of Directors of this corporation at a meeting even though they may be pecuniarily interested in matters considered at a meeting; any action taken at such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by this corporation in the absence of fraud.

TENTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I. THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Tuesday, August 29, 2000.

DEREK G. ROWLEY

Incorporator

STATE OF NEVADA	)
)	SS:
WASHOE COUNTY	)

On this Tuesday, August 29, 2000, in the City of Reno, before me, the undersigned, a Notary Public in and for Washoe County, State of Nevada, personally appeared DEREK G. ROWLEY, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

Notary Public	D.K. MELIUS Notary Public, State of Nevada Appointment No. 98-49031-2 My Appt. Expires Dec. 16, 2002

SECRETARY OF STATE State of Nevada Capitol Complex Carson City, NV 89710	FILED # C23576-00 AUG 31 2000

CERTIFICATE OF ACCEPTANCE OF
APPOINTMENT BY RESIDENT AGENT

1.	CORPORATE SERVICE CENTER, INC. hereby accepts the appointment as Resident Agent of WINE SYSTEMS DESIGN, INC..

2.	The Resident Agent, CORPORATE SERVICE CENTER, INC., certifies that it is a domestic corporation whose business office is identical with the registered office.

3.	CORPORATE SERVICE CENTER, INC. certifies that it knows and understands the duties of a Resident Agent as set forth in the General Corporation Law of Nevada.

DATED this Tuesday, August 29, 2000.

CORPORATE SERVICE CENTER, INC.

By:
DEREK G. ROWLEY
Vice President